September 19, 2025
Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 5-III dated March 5, 2025, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
$300,000
Auto Callable Contingent Interest Notes Linked to the MerQube
US Large-Cap Vol Advantage Index due September 24, 2030
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
● The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date for which the closing level of the MerQube US Large-Cap Vol Advantage Index, which we refer to as the Index, is greater than or equal to 60.00% of the Initial Value, which we refer to as the Interest Barrier.
● The notes will be automatically called if the closing level of the Index on any Review Date (other than the first, second, th ird, fourth, fifth and final Review Dates) is greater than or equal to the Initial Value.
● The earliest date on which an automatic call may be initiated is March 19, 2026.
● Investors should be willing to accept the risk of losing a significant portion or all of their principal and the risk that no
Contingent Interest Payment may be made with respect to some or all Review Dates.
● Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
● The Index is subject to a 6.0% per annum daily deduction. This daily deduction will offset any appreciation of the futures contracts included in the Index, will heighten any depreciation of those futures contracts and will generally be a drag on the performance of the Index. The Index will trail the performance of an identical index without a deduction. See “Selected Risk Considerations — Risks Relating to the Notes Generally — The Level of the Index
Will Include a 6.0% per Annum Daily Deduction” in this pricing supplement.
● The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as
JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
● Minimum denominations of $1,000 and integral multiples thereof
● The notes priced on September 19, 2025 and are expected to settle on or about September 24, 2025.
● CUSIP: 48136HAB4
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS -11 of the accompanying product supplement, “Risk Factors” beginning on page US-4 of the accompanying underlying supplement and “Selected Risk Considerations” beginning on page PS-88 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$12.50
$987.50
Total
$300,000
$3,750
$296,250
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $12.50 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of Distribution (Conflicts of
Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $927.30 per $1,000 principal amount note. See
“The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Index: The MerQube US Large-Cap Vol Advantage Index
(Bloomberg ticker: MQUSLVA). The level of the Index reflects a deduction of 6.0% per annum that accrues daily.
Contingent Interest Payments:
If the notes have not been automatically called and the
closing level of the Index on any Review Date is greater than or equal to the Interest Barrier, you will receive on the
applicable Interest Payment Date for each $1,000 principal
amount note a Contingent Interest Payment equal to
$10.7083 (equivalent to a Contingent Interest Rate of 12.85%
per annum, payable at a rate of 1.07083% per month).
If the closing level of the Index on any Review Date is less than the Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date.
Contingent Interest Rate: 12.85% per annum, payable at a
rate of 1.07083% per month
Interest Barrier/Trigger Value: 60.00% of the Initial Value,
which is 2,365.77
Pricing Date: September 19, 2025
Original Issue Date (Settlement Date): On or about
September 24, 2025
Review Dates*: As specified under “Key Terms Relating to
the Review Dates and Interest Payment Dates” in this pricing supplement
Interest Payment Dates*: As specified under “Key Terms
Relating to the Review Dates and Interest Payment Dates” in
this pricing supplement
Maturity Date*: September 24, 2030
Call Settlement Date*: If the notes are automatically called on any Review Date (other than the first, second, third, fourth, fifth and final Review Dates), the first Interest Payment Date immediately following that Review Date
* Subject to postponement in the event of a market disruption event and as described under “Supplemental Terms of the Notes —
Postponement of a Determination Date — Notes Linked Solely to an
Index” in the accompanying underlying supplement and “General
Terms of Notes — Postponement of a Payment Date” in the
accompanying product supplement
Automatic Call:
If the closing level of the Index on any Review Date (other
than the first, second, third, fourth, fifth and final Review
Dates) is greater than or equal to the Initial Value, the notes will be automatically called for a cash payment, for each
$1,000 principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment applicable to that Review Date,
payable on the applicable Call Settlement Date. No further
payments will be made on the notes.
Payment at Maturity:
If the notes have not been automatically called and the Final
Value is greater than or equal to the Trigger Value, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the Contingent
Interest Payment applicable to the final Review Date.
If the notes have not been automatically called and the Final
Value is less than the Trigger Value, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Index Return)
If the notes have not been automatically called and the Final
Value is less than the Trigger Value, you will lose more than
40.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
Index Return:
(Final Value – Initial Value)
Initial Value
Initial Value: The closing level of the Index on the Pricing
Date, which was 3,942.95
Final Value: The closing level of the Index on the final Review
Date

PS-2| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Key Terms Relating to the Review Dates and Interest Payment Dates
Review Dates*: October 20, 2025, November 19, 2025,
December 19, 2025, January 20, 2026, February 19, 2026,
March 19, 2026, April 20, 2026, May 19, 2026, June 22,
2026, July 20, 2026, August 19, 2026, September 21, 2026,
October 19, 2026, November 19, 2026, December 21, 2026,
January 19, 2027, February 19, 2027, March 19, 2027, April
19, 2027, May 19, 2027, June 21, 2027, July 19, 2027,
August 19, 2027, September 20, 2027, October 19, 2027,
November 19, 2027, December 20, 2027, January 19, 2028,
February 22, 2028, March 20, 2028, April 19, 2028, May 19,
2028, June 20, 2028, July 19, 2028, August 21, 2028,
September 19, 2028, October 19, 2028, November 20,
2028, December 19, 2028, January 19, 2029, February 20,
2029, March 19, 2029, April 19, 2029, May 21, 2029, June
20, 2029, July 19, 2029, August 20, 2029, September 19,
2029, October 19, 2029, November 19, 2029, December 19,
2029, January 22, 2030, February 19, 2030, March 19,
2030, April 22, 2030, May 20, 2030, June 20, 2030, July 19,
2030, August 19, 2030 and September 19, 2030 (final
Review Date)
Interest Payment Dates*: October 23, 2025, November 24,
2025, December 24, 2025, January 23, 2026, February 24,
2026, March 24, 2026, April 23, 2026, May 22, 2026, June
25, 2026, July 23, 2026, August 24, 2026, September 24,
2026, October 22, 2026, November 24, 2026, December
24, 2026, January 22, 2027, February 24, 2027, March 24,
2027, April 22, 2027, May 24, 2027, June 24, 2027, July 22,
2027, August 24, 2027, September 23, 2027, October 22,
2027, November 24, 2027, December 23, 2027, January
24, 2028, February 25, 2028, March 23, 2028, April 24,
2028, May 24, 2028, June 23, 2028, July 24, 2028, August
24, 2028, September 22, 2028, October 24, 2028,
November 24, 2028, December 22, 2028, January 24,
2029, February 23, 2029, March 22, 2029, April 24, 2029,
May 24, 2029, June 25, 2029, July 24, 2029, August 23,
2029, September 24, 2029, October 24, 2029, November
23, 2029, December 24, 2029, January 25, 2030, February
22, 2030, March 22, 2030, April 25, 2030, May 23, 2030,
June 25, 2030, July 24, 2030, August 22, 2030 and the
Maturity Date
* Subject to postponement in the event of a market disruption event and as described under "Supplemental Terms of the Notes —
Postponement of a Determination Date — Notes Linked Solely to
an Index" in the accompanying underlying supplement and
"General Terms of Notes — Postponement of a Payment Date" in
the accompanying product supplement

PS-3| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
The MerQube US Large-Cap Vol Advantage Index
The MerQube US Large-Cap Vol Advantage Index (the “Index”) was developed by MerQube (the “Index Sponsor” and “Index
Calculation Agent”), in coordination with JPMS, and is maintained by the Index Sponsor and is calculated and published by the Index
Calculation Agent. The Index was established on February 11, 2022. An affiliate of ours currently has a 10% equity interest in the Index
Sponsor, with a right to appoint an employee of JPMS, another of our affiliates, as a member of the board of directors of the Index
Sponsor.
The Index attempts to provide a dynamic rules-based exposure to an unfunded rolling position in E-mini® S&P 500® futures (the
“Futures Contracts”), which reference the S&P 500® Index, while targeting a level of implied volatility, with a maximum exposure to the
Futures Contracts of 500% and a minimum exposure to the Futures Contracts of 0%. The Index is subject to a 6.0% per annum dai ly deduction. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the Futures Contracts and the S&P 500® Index, see “Background on E-mini® S&P 500® Futures”
and “Background on the S&P 500® Index,” respectively, in the accompanying underlying supplement.
On each weekly Index rebalance day, the exposure to the Futures Contracts is set equal to (a) the 35% implied volatility targ et (the
“target volatility”) divided by (b) the one-week implied volatility of the SPDR® S&P 500® ETF Trust (the “SPY Fund”), subject to a maximum exposure of 500%. For example, if the implied volatility of the SPY Fund is equal to 17.5%, the exposure to the Futures
Contracts will equal 200% (or 35% / 17.5%) and if the implied volatility of the SPY Fund is equal to 40%, the exposure to the Futures
Contracts will equal 87.5% (or 35% / 40%). The Index’s exposure to the Futures Contracts will be greater than 100% when the i mplied volatility of the SPY Fund is below 35%, and the Index’s exposure to the Futures Contracts will be less than 1 00% when the implied volatility of the SPY Fund is above 35%. In general, the Index’s target volatility feature is expected to result in the volatility of the Index being more stable over time than if no target volatility feature were employed. No assurance can be provided that the volatility of the
Index will be stable at any time.
The investment objective of the SPY Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P 500® Index. For more information about the SPY Fund, see “Background on the SPDR® S&P 500® ETF
Trust” in the accompanying underlying supplement. The Index uses the implied volatility of the SPY Fund as a proxy for the vo latility of the Futures Contracts.
The 6.0% per annum daily deduction will offset any appreciation of the Futures Contracts, will heighten any depreciation of the Futures
Contracts and will generally be a drag on the performance of the Index. The Index will trail the performance of an identical index without a deduction.
Holding the estimated value of the notes and market conditions constant, the Contingent Interest Rate, the Interest Barrier, the Trigger
Value and the other economic terms available on the notes are more favorable to investors than the terms that would be available on a hypothetical note issued by us linked to an identical index without a daily deduction. However, there can be no assurance tha t any improvement in the terms of the notes derived from the daily deduction will offset the negative effect of the daily deduction on the performance of the Index. The return on the notes may be lower than the return on a hypothetical note issued by us linked to an identical index without a daily deduction.
The daily deduction and the volatility of the Index (as influenced by the Index’s target volatility feature) are two of the p rimary variables that affect the economic terms of the notes. Additionally, the daily deduction and volatility of the Index are two of the inputs our affiliates’
internal pricing models use to value the derivative or derivatives underlying the economic terms of the notes for purposes of determining the estimated value of the notes set forth on the cover of this pricing supplement. The daily deduction will effectively reduce the value of the derivative or derivatives underlying the economic terms of the notes. See “The Estimated Value of the Notes” and “Selecte d Risk
Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes” in this pricing supplement.
The Index is subject to risks associated with the use of significant leverage. In addition, the Index may be significantly uninvested on any given day, and, in that case, will realize only a portion of any gains due to appreciation of the Futures
Contracts on that day. The index deduction is deducted daily at a rate of 6.0% per annum, even when the Index is not fully invested.
No assurance can be given that the investment strategy used to construct the Index will achieve its intended results or that the Index will be successful or will outperform any alternative index or strategy that might reference the Futures Contracts.
For additional information about the Index, see “The MerQube Vol Advantage Index Series” in the accompanying underlying supplement.

PS-4| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Supplemental Terms of the Notes
The notes are not futures contracts or swaps and are not regulated under the Commodity Exchange Act of 1936, as amended
(the “Commodity Exchange Act”). The notes are offered pursuant to an exemption from regulation under the Commodity Exchange
Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexe d to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.
Any value of any underlier, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the ho lders of the notes or any other party.
How the Notes Work
Payments in Connection with the First, Second, Third, Fourth and Fifth Review Dates
First, Second, Third, Fourth and Fifth Review Dates
Compare the closing level of the Index to the Interest Barrier on each Review Date.
The closing level of the Index is greater than or equal
to the Interest Barrier.
You will receive a Contingent Interest Payment on the
applicable Interest Payment Date.
Proceed to the next Review Date.
The closing level of the Index is less than the Interest
Barrier.
No Contingent Interest Payment will be made with respect to
the applicable Review Date.
Proceed to the next Review Date.
Payments in Connection with Review Dates (Other than the First, Second, Third, Fourth, Fifth and Final Review Dates)
Review Dates (Other than the First, Second, Third, Fourth, Fifth and Final Review Dates)
Initial
Value
Compare the closing level of the Index to the Initial Value and the Interest Barrier on each Review Date until the final
Review Date or any earlier automatic call.
The closing level of
the Index is
greater than or
equal to the Initial
Value.
Automatic Call
The notes will be automatically called on the applicable Call Settlement Date, and you will receive (a) $1,000 plus (b) the Contingent Interest Payment applicable to that
Review Date.
No further payments will be made on the notes.
The closing level of
the Index is less
than the Initial
Value.
No
Automatic
Call
The closing level of the
Index is greater than
or equal to the Interest
Barrier.
You will receive a Contingent Interest
Payment on the applicable Interest
Payment Date.
Proceed to the next Review Date.
The closing level of the
Index is less than the
Interest Barrier.
No Contingent Interest Payment will be
made with respect to the applicable
Review Date.
Proceed to the next Review Date.

PS-5| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Payment at Maturity If the Notes Have Not Been Automatically Called
Review Dates
Preceding the Final
Review Date
Final Review Date
Payment at Maturity
The notes are not
automatically called.
The Final Value is greater than or equal to
the Trigger Value.
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment applicable
to the final Review Date.
Proceed to maturity
The Final Value is less than the Trigger
Value.
You will receive:
$1,000 + ($1,000 × Index Return)
Under these circumstances, you will
lose some or all of your principal
amount at maturity.

PS-6| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on the Contingent Interest Rate of 12.85% per annum, depending on how many Contingent Interest Payments are made prior to automatic call or maturity.
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
60
$642.5000
59
$631.7917
58
$621.0833
57
$610.3750
56
$599.6667
55
$588.9583
54
$578.2500
53
$567.5417
52
$556.8333
51
$546.1250
50
$535.4167
49
$524.7083
48
$514.0000
47
$503.2917
46
$492.5833
45
$481.8750
44
$471.1667
43
$460.4583
42
$449.7500
41
$439.0417
40
$428.3333
39
$417.6250
38
$406.9167
37
$396.2083
36
$385.5000
35
$374.7917
34
$364.0833
33
$353.3750
32
$342.6667
31
$331.9583
30
$321.2500
29
$310.5417
28
$299.8333
27
$289.1250
26
$278.4167
25
$267.7083
24
$257.0000
23
$246.2917
22
$235.5833
21
$224.8750
20
$214.1667
19
$203.4583
18
$192.7500
17
$182.0417
16
$171.3333
15
$160.6250
14
$149.9167
13
$139.2083
12
$128.5000
11
$117.7917
10
$107.0833
9
$96.3750
8
$85.6667
7
$74.9583
6
$64.2500
5
$53.5417
4
$42.8333
3
$32.1250
2
$21.4167
1
$10.7083
0
$0.0000

PS-7| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to a hypothetical Index, assuming a range of performances for the hypothetical Index on the Review Dates. The hypothetical payments set forth below assume the following:
● an Initial Value of 100.00;
● an Interest Barrier and a Trigger Value of 60.00 (equal to 60.00% of the hypothetical Initial Value); and
● a Contingent Interest Rate of 12.85% per annum (payable at a rate of 1.07083% per month).
The hypothetical Initial Value of 100.00 has been chosen for illustrative purposes only and does not represent the actual Ini tial Value.
The actual Initial Value is the closing level of the Index on the Pricing Date and is specified under "Key Terms - Initial Value" in this pricing supplement. For historical data regarding the actual closing levels of the Index, please see the historical information set forth under “Hypothetical Back-Tested Data and Historical Information” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes are automatically called on the sixth Review Date.
Date
Closing Level
Payment (per $1,000 principal amount note)
First Review Date
105.00
$10.7083
Second Review Date
110.00
$10.7083
Third Review Date
110.00
$10.7083
Fourth Review Date
105.00
$10.7083
Fifth Review Date
110.00
$10.7083
Sixth Review Date
120.00
$1,010.7083
Total Payment
$1,064.25 (6.425% return)
Because the closing level of the Index on the sixth Review Date is greater than or equal to the Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,010.7083 (or $1,000 plus the Contingent Interest
Payment applicable to the sixth Review Date), payable on the applicable Call Settlement Date. The notes are not automatically callable before the sixth Review Date, even though the closing level of the Index on each of the first, second, third, fourth and fifth Review Dates is greater than the Initial Value. When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,064.25. No further payments will be made on the notes.
Example 2 — Notes have NOT been automatically called and the Final Value is greater than or equal to the
Trigger Value.
Date
Closing Level
Payment (per $1,000 principal amount note)
First Review Date
95.00
$10.7083
Second Review Date
85.00
$10.7083
Third through Fifty-Ninth
Review Dates
Less than Interest
Barrier
$0
Final Review Date
90.00
$1,010.7083
Total Payment
$1,032.125 (3.2125% return)
Because the notes have not been automatically called and the Final Value is greater than or equal to the Trigger Value, the p ayment at maturity, for each $1,000 principal amount note, will be $1,010.7083 (or $1,000 plus the Contingent Interest Payment applicable to the final Review Date). When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,032.125.

PS-8| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Example 3 — Notes have NOT been automatically called and the Final Value is less than the Trigger Value.
Date
Closing Level
Payment (per $1,000 principal amount note)
First Review Date
50.00
$0
Second Review Date
55.00
$0
Third through Fifty-Ninth
Review Dates
Less than Interest
Barrier
$0
Final Review Date
50.00
$500.00
Total Payment
$500.00 (-50.00% return)
Because the notes have not been automatically called, the Final Value is less than the Trigger Value and the Index Return is -50.00%, the payment at maturity will be $500.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-50.00%)] = $500.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” section s of the accompanying prospectus supplement, product supplement and underlying supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
● YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value is le ss than the Trigger Value, you will lose 1% of the principal amount of your notes for every 1% that the Final Value is less than the Initial
Value. In no event, however, will the payment at maturity be less than $0. Accordingly, under these circumstances, you will l ose more than 40.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
● THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been automatically called, we will make a Contingent Interest Payment with respect to a Review Date onl y if the closing level of the Index on that Review Date is greater than or equal to the Interest Barrier. If the closing level of the Index on that Review Date is less than the Interest Barrier, no Contingent Interest Payment will be made with respect to that Review D ate.
Accordingly, if the closing level of the Index on each Review Date is less than the Interest Barrier, you will not receive any interest payments over the term of the notes.
● THE LEVEL OF THE INDEX WILL INCLUDE A 6.0% PER ANNUM DAILY DEDUCTION —
The Index is subject to a 6.0% per annum daily deduction. The level of the Index will trail the value of an identically constituted synthetic portfolio that is not subject to any such deduction.
The index deduction will place a significant drag on the performance of the Index, potentially offsetting positive returns on the
Index’s investment strategy, exacerbating negative returns of its investment strategy and causing the level of the Index to decline steadily if the return of its investment strategy is relatively flat. The Index will not appreciate unless the return of its investment strategy is sufficient to offset the negative effects of the index deduction, and then only to the extent that the return of its investment strategy is greater than the index deduction. As a result of the index deduction, the level of the Index may decli ne even if the return of its investment strategy is positive.
The daily deduction is one of the inputs our affiliates’ internal pricing models use to value the derivative or derivatives underlying the economic terms of the notes for purposes of determining the estimated value of the notes set forth on the cover of this p ricing supplement. The daily deduction will effectively reduce the value of the derivative or derivatives underlying the economic terms of the notes. See “The Estimated Value of the Notes” and “— Risks Relating to the Estimated Value and Secondary Market Prices of
the Notes” in this pricing supplement.
● CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potentia l change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credi t risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

PS-9| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
● AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
● THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of the Index, which may be significant. You will not participate in any appreciation of the In dex.
● THE BENEFIT PROVIDED BY THE TRIGGER VALUE MAY TERMINATE ON THE FINAL REVIEW DATE—
If the Final Value is less than the Trigger Value and the notes have not been automatically called, the benefit provided by the
Trigger Value will terminate and you will be fully exposed to any depreciation of the Index.
● THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately six months and you will not receive any Contingent Interest Payments after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate f or a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
● YOU WILL NOT RECEIVE DIVIDENDS OR OTHER DISTRIBUTIONS ON THE SECURITIES UNDERLYING THE S&P 500®
INDEX OR HAVE ANY RIGHTS WITH RESPECT TO THOSE SECURITIES OR THE FUTURES CONTRACTS UNDERLYING
THE INDEX.
● THE RISK OF THE CLOSING LEVEL OF THE INDEX FALLING BELOW THE INTEREST BARRIER OR THE TRIGGER VALUE
IS GREATER IF THE LEVEL OF THE INDEX IS VOLATILE.
● JPMS AND ITS AFFILIATES MAY HAVE PUBLISHED RESEARCH, EXPRESSED OPINIONS OR PROVIDED
RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES, AND MAY DO SO IN
THE FUTURE —
Any research, opinions or recommendations could affect the market value of the notes. Investors should undertake their own independent investigation of the merits of investing in the notes, the Index and the futures contracts composing the Index.
● LACK OF LIQUIDITY—
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The no tes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
Risks Relating to Conflicts of Interest
● POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging o r trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliate s while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
An affiliate of ours currently has a 10% equity interest in the Index Sponsor, with a right to appoint an employee of JPMS, a nother of our affiliates, as a member of the board of directors of the Index Sponsor. The Index Sponsor can implement policies, make judgments or enact changes to the Index methodology that could negatively affect the performance of the Index. The Index
Sponsor can also alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversel y affect the value of the notes. The Index Sponsor has no obligation to consider your interests in calculating, maintaining or revisin g the Index, and we, JPMS, our other affiliates and our respective employees are under no obligation to consider your interests as an investor in the notes in connection with the role of our affiliate as an owner of an equity interest in the Index Sponsor or the role of an employee of JPMS as a member of the board of directors of the Index Sponsor.
In addition, JPMS worked with the Index Sponsor in developing the guidelines and policies governing the composition and calculation of the Index. Although judgments, policies and determinations concerning the Index were made by JPMS, JPMorgan
Chase & Co., as the parent company of JPMS, ultimately controls JPMS. The policies and judgments for which JPMS was responsible could have an impact, positive or negative, on the level of the Index and the value of your notes. JPMS is under no obligation to consider your interests as an investor in the notes in its role in developing the guidelines and policies governing the
Index or making judgments that may affect the level of the Index.

PS-10| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
● THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
● THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
● THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any differe nce may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuanc e, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
● THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined pe riod.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as publish ed by
JPMS (and which may be shown on your customer account statements).
● SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances a nd, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedgin g costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
● SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hed ging costs and the level of the Index. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks
Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Index
● JPMORGAN CHASE & CO. IS CURRENTLY ONE OF THE COMPANIES THAT MAKE UP THE S&P 500® INDEX,
but JPMorgan Chase & Co. will not have any obligation to consider your interests in taking any corporate action that might af fect the level of the S&P 500® Index.
● THE INDEX MAY NOT BE SUCCESSFUL OR OUTPERFORM ANY ALTERNATIVE STRATEGY THAT MIGHT BE EMPLOYED
IN RESPECT OF THE FUTURES CONTRACTS —
No assurance can be given that the investment strategy on which the Index is based will be successful or that the Index will outperform any alternative strategy that might be employed with respect to the Futures Contracts.

PS-11| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
● THE INDEX MAY NOT APPROXIMATE ITS TARGET VOLATILITY —
No assurance can be given that the Index will maintain an annualized realized volatility that approximates its target volatil ity of
35%. The Index’s target volatility is a level of implied volatility and therefore the actual realized volatility of the In dex may be greater or less than the target volatility. On each weekly Index rebalance day, the Index’s exposure to the Futures Contracts is set equal to
(a) the 35% implied volatility target divided by (b) the one-week implied volatility of the SPY Fund, subject to a maximum exposure of 500%. The Index uses the implied volatility of the SPY Fund as a proxy for the volatility of the Futures Contracts. Howeve r, there is no guarantee that the methodology used by the Index to determine the implied volatility of the SPY Fund will be representative of the implied or realized volatility of the Futures Contracts. The performance of the SPY Fund may not correlate with the performance of the Futures Contracts, particularly during periods of market volatility. In addition, the volatility of the Futures
Contracts on any day may change quickly and unexpectedly and realized volatility may differ significantly from implied volati lity. In general, over time, the realized volatilities of the SPY Fund and the Futures Contracts have tended to be lower than their respective implied volatilities; however, at any time those realized volatilities may exceed their respective implied volatil ities, particularly during periods of market volatility. Accordingly, the actual annualized realized volatility of the Index may be greater than or less than the target volatility, which may adversely affect the level of the Index and the value of the notes.
● THE INDEX IS SUBJECT TO RISKS ASSOCIATED WITH THE USE OF SIGNIFICANT LEVERAGE —
On a weekly Index rebalance day, the Index will employ leverage to increase the exposure of the Index to the Futures Contracts if the implied volatility of the SPY Fund is below 35%, subject to a maximum exposure of 500%. Under normal market conditions i n the past, the SPY Fund has tended to exhibit an implied volatility below 35%. Accordingly, the Index has generally employed leverage in the past, except during periods of elevated volatility. When leverage is employed, any movements in the prices of the
Futures Contracts will result in greater changes in the level of the Index than if leverage were not used. In particular, the use of leverage will magnify any negative performance of the Futures Contracts, which, in turn, would negatively affect the performance of the Index. Because the Index’s leverage is adjusted only on a weekly basis, in situations where a significant increase in vol atility is accompanied by a significant decline in the value of the Futures Contracts, the level of the Index may decline significantly before the following Index rebalance day when the Index’s exposure to the Futures Contracts would be reduced.
● THE INDEX MAY BE SIGNIFICANTLY UNINVESTED —
On a weekly Index rebalance day, the Index’s exposure to the Futures Contracts will be less than 100% when the implied volati lity of the SPY Fund is above 35%. If the Index’s exposure to the Futures Contracts is less than 100%, the Index will not be full y invested, and any uninvested portion will earn no return. The Index may be significantly uninvested on any given day, and wil l realize only a portion of any gains due to appreciation of the Futures Contracts on any such day. The 6.0% per annum deduction is deducted daily, even when the Index is not fully invested.
● THE INDEX MAY BE ADVERSELY AFFECTED IF LATER FUTURES CONTRACTS HAVE HIGHER PRICES THAN AN
EXPIRING FUTURES CONTRACT INCLUDED IN THE INDEX —
As the Futures Contracts included in the Index come to expiration, they are replaced by Futures Contracts that expire three m onths later. This is accomplished by synthetically selling the expiring Futures Contract and synthetically purchasing the Futures Contract that expires three months from that time. This process is referred to as “rolling.” Excluding other conside rations, if the market for the Futures Contracts is in “contango,” where the prices are higher in the distant delivery months than in the nearer deliver y months, the purchase of the later Futures Contract would take place at a price that is higher than the price of the expiring Futures
Contract, thereby creating a negative “roll yield.” In addition, excluding other considerations, if the market for the Future s Contracts is in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the purchase of the later Futures Contract would take place at a price that is lower than the price of the expiring Futures Contract, thereby creating a positive “roll yield.” The presence of contango in the market for the Futures Contracts could adversely affect the level of the Index and, accordingly, any payment on the notes.
● THE INDEX IS AN EXCESS RETURN INDEX THAT DOES NOT REFLECT “TOTAL RETURNS” —
The Index is an excess return index that does not reflect total returns. The return from investing in futures contracts derives f rom three sources: (a) changes in the price of the relevant futures contracts (which is known as the “price return”); (b) any pro fit or loss realized when rolling the relevant futures contracts (which is known as the “roll return”); and (c) any interest earned on th e cash deposited as collateral for the purchase of the relevant futures contracts (which is known as the “collateral retu rn”).
The Index measures the returns accrued from investing in uncollateralized futures contracts (i.e., the sum of the price return and the roll return associated with an investment in the Futures Contracts). By contrast, a total return index, in addition to reflecting those returns, would also reflect interest that could be earned on funds committed to the trading of the Futures Contracts (i .e., the collateral return associated with an investment in the Futures Contracts). Investing in the notes will not generate the same return as would be generated from investing in a total return index related to the Futures Contracts.
● CONCENTRATION RISKS ASSOCIATED WITH THE INDEX MAY ADVERSELY AFFECT THE VALUE OF YOUR NOTES —
The Index generally provides exposure to a single futures contract on the S&P 500® Index that trades on the Chicago Mercantile
Exchange. Accordingly, the notes are less diversified than other funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility. You should be aware that other indices may be more diversified than the Index in terms of both the number and variety of futures contracts. You will not benefit, with respect to the notes, from any of the advantages of a diversified investment and will bear the risks of a highly concentrated investment.
● THE INDEX IS SUBJECT TO SIGNIFICANT RISKS ASSOCIATED WITH FUTURES CONTRACTS, INCLUDING VOLATILITY —
The Index tracks the returns of futures contracts. The price of a futures contract depends not only on the price of the underlying asset referenced by the futures contract, but also on a range of other factors, including but not limited to changing suppl y and demand relationships, interest rates, governmental and regulatory policies and the policies of the exchanges on which the futures contracts trade. In addition, the futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. These factors and others can cause the prices of futures contracts to be volatile.

PS-12| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
● SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN FUTURES CONTRACTS MAY ADVERSELY AFFECT THE
VALUE OF YOUR NOTES —
Futures markets like the Chicago Mercantile Exchange, the market for the Futures Contracts, are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. In addition, futures exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single day. These limits are generally referred to as “daily price fluctuation limi ts”
and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing th e liquidation of contracts at potentially disadvantageous times or prices. These circumstances could affect the level of the Index and therefo re could affect adversely the value of your notes.
● THE OFFICIAL SETTLEMENT PRICE AND INTRADAY TRADING PRICES OF THE RELEVANT FUTURES CONTRACTS MAY
NOT BE READILY AVAILABLE —
The official settlement price and intraday trading prices of the Futures Contracts are calculated and published by the Chicag o
Mercantile Exchange and are used to calculate the levels of the Index. Any disruption in trading of the Futures Contracts cou ld delay the release or availability of the official settlement price and intraday trading prices and may delay or prevent the calculation of the Index.
● CHANGES IN THE MARGIN REQUIREMENTS FOR THE FUTURES CONTRACTS INCLUDED IN THE INDEX MAY
ADVERSELY AFFECT THE VALUE OF THE NOTES —
Futures exchanges require market participants to post collateral in order to open and to keep open positions in futures contracts. If an exchange changes the amount of collateral required to be posted to hold positions in the Futures Contracts, market participants may adjust their positions, which may affect the prices of the Futures Contracts. As a result, the level of the Index may be affected, which may adversely affect the value of the notes.
● HYPOTHETICAL BACK-TESTED DATA RELATING TO THE INDEX DO NOT REPRESENT ACTUAL HISTORICAL DATA AND
ARE SUBJECT TO INHERENT LIMITATIONS —
The hypothetical back-tested performance of the Index set forth under “Hypothetical Back-Tested Data and Historical Information”
in this pricing supplement is purely theoretical and does not represent the actual historical performance of the Index and ha s not been verified by an independent third party. Hypothetical back-tested performance measures have inherent limitations. Hypothetical back-tested performance is derived by means of the retroactive application of a back-tested model that has been designed with the benefit of hindsight. Alternative modelling techniques might produce significantly different results and may prove to be more appropriate. Past performance, and especially hypothetical back-tested performance, is not indicative of future results. This type of information has inherent limitations and you should carefully consider these limitations before placing reliance on such information.
● OTHER KEY RISKS:
o THE INDEX WAS ESTABLISHED ON FEBRUARY 11, 2022 AND MAY PERFORM IN UNANTICIPATED WAYS.
o HISTORICAL PERFORMANCE OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE
PERFORMANCE OF THE INDEX DURING THE TERM OF THE NOTES.
Please refer to the “Risk Factors” section of the accompanying underlying supplement for more details regarding the above -listed and other risks.

PS-13| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Hypothetical Back-Tested Data and Historical Information
The following graph sets forth the hypothetical back-tested performance of the Index based on the hypothetical back-tested weekly closing levels of the Index from January 3, 2020 through February 4, 2022, and the historical performance of the Index based on the weekly historical closing levels of the Index from February 11, 2022 through September 19, 2025. The Index was established on
February 11, 2022, as represented by the vertical line in the following graph. All data to the left of that vertical line re flect hypothetical back-tested performance of the Index. All data to the right of that vertical line reflect actual historical performance of the Ind ex. The closing level of the Index on September 19, 2025 was 3,942.95. We obtained the closing levels above and below from the Bloomberg
Professional® service ("Bloomberg"), without independent verification.
The data for the hypothetical back-tested performance of the Index set forth in the following graph are purely theoretical and do not represent the actual historical performance of the Index. See “Selected Risk Considerations — Risks Relating to the Index —
Hypothetical Back-Tested Data Relating to the Index Do Not Represent Actual Historical Data and Are Subject to Inherent Limitations”
above.
The hypothetical back-tested and historical closing levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on any Review Date. There can be no assurance that the pe rformance of the Index will result in the return of any of your principal amount or the payment of any interest.
Hypothetical Back-Tested and Historical Performance of the
MerQube US Large-Cap Vol Advantage Index
Source: Bloomberg
The hypothetical back-tested closing levels of the Index have inherent limitations and have not been verified by an independent third party. These hypothetical back-tested closing levels are determined by means of a retroactive application of a back-tested model designed with the benefit of hindsight. Hypothetical back-tested results are neither an indicator nor a guarantee of future returns. No representation is made that an investment in the notes will or is likely to achieve returns similar to those shown. Alternative modeling techniques or assumptions would produce different hypothetical back-tested closing levels of the Index that might prove to be more appropriate and that might differ significantly from the hypothetical back-tested closing levels of the Index set forth above.

PS-14| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes
Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U .S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to r equire investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the
Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend
to) withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional a mounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemp tion or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement descri bed above.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withhold ing tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptio ns to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is o f the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the f ollowing hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value o f the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of
JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be inco rrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of th e notes.
For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of
the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.

PS-15| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Differe nt pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if a ny, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assumi ng risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See
“Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated
Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of yo ur notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market fund ing rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one -half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this prici ng supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the ris k-return profile of the notes and “The MerQube US Large-Cap Vol Advantage Index” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.

PS-16| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its reco rds relating to the master global note that represents such notes (the “master note”), and such notes have been delivered ag ainst payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will co nstitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of gen eral applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable la w on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.
This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State
of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions abo ut the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 2 4, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2023.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompan ying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement and in Annex A to th e accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
● Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
● Underlying supplement no. 5-III dated March 5, 2025:
http://www.sec.gov/Archives/edgar/data/19617/000121390025020799/ea0233342-01_424b2.pdf
● Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
● Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.